Exhibit 10.2

STOCK OPTION GRANT AGREEMENT

THIS AGREEMENT is made as of _________________ between SEMLER SCIENTIFIC, INC., an Oregon corporation (the “Company”) and __________________ (the “Participant”).

WHEREAS, the Company has adopted and maintains the Semler Scientific, Inc. 2007 Key Person Stock Option Plan (the “Plan”) to promote the interests of the Company and its stockholders by providing the Company’s key employees and other key persons with an appropriate incentive to encourage them to continue in the employ of or affiliation with the Company and to improve the growth and profitability of the Company;

WHEREAS, the Plan provides for the Grant to key persons of stock options to purchase shares of common stock of the Company;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree:

1.	Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the following NON-QUALIFIED STOCK OPTION (the “Option”):

a.	An option to purchase ______________ shares of the Company’s common stock.

2.	Grant Date. The grant date of this Option is ___________________.

3.	Incorporation of the Plan. Except as otherwise provided herein, all terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. Notwithstanding anything to the contrary in the Plan, if there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the OOC, shall govern. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.

4.	Exercise Price. The exercise price of each share underlying the Options is $______, for a total exercise price, if the Participant exercises this Option for each share, of $__________.

5.	Vesting Date. The Options shall become exercisable as follows: 25% of the shares of common stock underlying each Option shall vest on _________________, 25% of the shares of common stock underlying each Option shall vest on _________________, 25% of the shares of common stock underlying each Option shall vest on _________________, 25% of the shares of common stock underlying each Option shall vest on _________________; provided that the Participant remains continuously employed by the Company through each such applicable Vesting Date.

Notwithstanding the foregoing:

a.	In the event that:

i.	The Company terminates the Participant’s Employment without Cause;

ii.	The Participant terminates his or her affiliation with the Company; or

iii.	The Participant’s Employment is terminated on account of the Participant’s death or Disability, then

1.	any portion of the Options which has not vested and become exercisable on or before the date of termination shall immediately expire and be forfeited; and

2.	the remaining portion of the Options that has become exercisable may be exercised by the Participant on or before the applicable expiration date set forth in Section 6 below;

b.	In the event that the Company consummates a Change in Control, then with the prior election of the OOC in accordance with the Plan, the remaining portion of the Options which has not become exercisable shall vest and become exercisable immediately prior to, and contingent upon, the consummation of the Change in Control;

c.	Subject to Section 5(b) above, in the event that, within the two (2) year period following the consummation of a Change in Control or within six (6) months prior to a Change in Control if such termination is in contemplation of the Change in Control, the Company terminates the Participant’s Employment without Cause or the Participant terminates his or her Employment for Good Reason, then the remaining portion of the Options shall vest and become exercisable immediately; and

d.	If the Participant’s employment terminates for any other reason, any portion of the Options which has not become exercisable on or before the date of termination shall immediately expire and be forfeited.

6.	Expiration Date. Subject to provisions of the Plan and this Agreement, the Options (or any portions thereof) which have not become exercisable will expire on the date the Participant’s Employment is terminated. Any Options (or any portions thereof) which have become exercisable will expire on the earliest of:

a.	the tenth anniversary of the Grant Date,

b.	the commencement of business on the date the Participant’s Employment is terminated for Cause,

c.	ninety days after the Participant’s Employment is terminated by the Participant, or

d.	the second anniversary of the date the Participant’s Employment is terminated

i.	on account of the Participant’s death or disability, or

ii.	by the Company without Cause.

7.	Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

8.	Limitation on Transfer. During the lifetime of the Participant, the Options shall be exercisable only by the Participant. The options shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may request authorization from the OOC or the Board of Directors to assign the Participant’s rights with respect to the Options granted herein to a trust or custodianship, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption), and, if the OOC or the Board of Directors grants such authorization, the Participant may assign the Participant’s rights accordingly. In the event of any such assignment, such trust or custodianship, or in the event of the Participant’s death, his beneficiaries or estate, shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Agreement and shall be entitled to all the rights of the Participant under the Plan. All shares of Common Stock obtained pursuant to the Option granted herein shall not be transferred except as permitted by the Plan and, if applicable, the Stockholder’s Agreement. In the event of any purported transfer of any portion of the Options in violation of the provisions of the Plan and this Agreement, such purported transfer shall, to the extent permitted by applicable law, be void and of no effect.

9.	Integration. This agreement, the Plan and the Stockholder’s Agreement contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein, in the Plan, the Employment Agreement and the Stockholder’s Agreement. This Agreement, the Plan and the Stockholder’s Agreement supersede all prior agreements and understandings between the parties with respect to its subject matter.

10.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oregon, without regard to the provisions governing conflict of laws.

12.	Definitions. These capitalized terms have the meanings set forth in this section:

a.	“Agreement” means this Stock Option Grant Agreement.

b.	“Cause” when referring to the Company terminating the Employment of the Participant, means termination because the Participant has committed an act of dishonesty or moral turpitude or has, after notice, willfully refused to perform his or her ordinary duties to the Company.

c.	“Change in Control” means a transaction or connected series of transactions in which the right to elect a majority of the directors of the Company and the effective power to control the Company passes, for consideration, to persons not related to Herbert J. Semler and Shirley L. Semler.

d.	“Company” means Semler Scientific, Inc., an Oregon corporation.

e.	“Employment” means the Participant’s employment by the Company or affiliation with the company as an officer, director, or consultant. The word “Employed” means being in a state of Employment with the Company.

f.	“OOC” means the office of the chief executive officer of the Company

g.	“Participant” means the person granted stock options by this Agreement

h.	“Plan” means the 2007 Key Person Stock Option Plan adopted by the Company.

i.	“Stockholder’s Agreement” means any agreement restricting transfer of the shares of the Company, or providing for the management of the Company, that may be executed by the shareholders in conformance to Oregon law.

13.	Participating Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the OOC and the Board of Directors in respect of the Plan, this Agreement and the Options shall be final and conclusive.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on the Participant’s own behalf, thereby representing that the Participant has carefully read and understands this Agreement and the Plan as of the day and year first written above.

COMPANY:	PARTICIPANT:

Semler Scientific, Inc.:

By:	By:

2330 N.W. Everett Street
Portland, OR 97210